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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WavePhore, Inc. for the registration of 454,654 shares of its common stock and the incorporation by reference therein of our report dated February 14, 1997 with respect to the consolidated financial statements of WavePhore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             [ERNST & YOUNG LLP LOGO]

                                             /s/ Ernst & Young LLP

Phoenix, Arizona
January 26, 1998